UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2013

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of)	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In October 2013, Amphenol Corporation (the “Company”) entered into a Credit Agreement among the Company, certain subsidiaries of the Company and Sovereign Bank, N.A. (the “Credit Agreement”) with an effective date of October 18, 2013.  The Credit Agreement provides for a $100 million uncommitted and unsecured credit facility with the ability to borrow at a spread over LIBOR, which is renewable annually.  This Credit Agreement is intended to replace the Company’s existing Receivables Securitization Facility (the “Securitization Facility”) and as such, on September 30, 2013, the Company provided written notice to terminate the Securitization Facility which will take effect on November 15, 2013.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1     Credit Agreement dated October 7, 2013, among the Company, certain subsidiaries of the Company and Sovereign Bank, N.A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

	By	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President and Chief Financial Officer

Date: October 21, 2013